EX-99.d.1.i

AMENDED AND RESTATED APPENDIX A
TO THE
INVESTMENT MANAGEMENT AGREEMENT

FUNDS	Annual Management Fee Rate (as a percentage of average daily net assets)
Optimum Large Cap Growth Fund	0.7500% of assets up to $500 million
0.7000% of assets from $500 million to $1 billion
0.6500% of assets from $1 billion to $1.5 billion
0.6250% of assets from $1.5 billion to $2 billion
0.6000% of assets from $2 billion to $2.5 billion
0.5750% of assets from $2.5 billion to $5 billion
0.5500% of assets over $5 billion
Optimum Large Cap Value Fund	0.7000% of assets up to $500 million
0.6500% of assets from $500 million to $1 billion
0.6000% of assets from $1 billion to $1.5 billion
0.5750% of assets from $1.5 billion to $2 billion
0.5500% of assets from $2 billion to $2.5 billion
0.5250% of assets from $2.5 billion to $5 billion
0.5000% of assets over $5 billion
Optimum Small-Mid Cap Growth Fund	0.1100% of assets up to $250 million
0.1000% of assets from $250 million to $500 million
0.9000% of assets from $500 million to $750 million
0.8000% of assets from $750 million to $1 billion
0.7500% of assets from $1 billion to $1.5 billion
0.7000% of assets over $1.5 billion
Optimum Small-Mid Cap Value Fund	0.1000% of assets up to $250 million
0.9000% of assets from $250 million to $500 million
0.8000% of assets from $500 million to $750 million
0.7500% of assets from $750 million to $1 billion
0.7000% of assets from $1 billion to $1.5 billion
0.6500% of assets over $1.5 billion
Optimum International Fund	0.7500% of assets up to $500 million
0.7150% of assets from $500 million to $1 billion
0.7000% of assets from $1 billion to $1.5 billion
0.6750% of assets from $1.5 billion to $2 billion
0.6500% of assets from $2 billion to $2.5 billion
0.6000% of assets over $2.5 billion
Optimum Fixed Income Fund	0.6000% of assets up to $500 million
0.5500% of assets from $500 million to $1 billion
0.5000% of assets from $1 billion to $1.5 billion
0.4500% of assets from $1.5 billion to $2 billion
0.4250% of assets from $2 billion to $2.5 billion
0.4000% of assets from $2.5 billion to $5 billion
0.3750% of assets over $5 billion

AGREED AND ACCEPTED:
as of April 1, 2017

OPTIMUM FUND TRUST		DELAWARE MANAGEMENT COMPANY,
a series of Delaware Management Business Trust

By:	/s/ Richard Salus	By:	/s/ Daniel V. Geatens
Name:		Name:	Daniel V. Geatens
Title:		Title:	Vice President